Exhibit 10.2

EXECUTION VERSION

SPONSOR SUPPORT AGREEMENT

SPONSOR SUPPORT AGREEMENT, dated as of January 31, 2022 (this “Agreement”), by and among OTR Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”), Comera Life Sciences, Inc., a Delaware corporation (the “Company”) and OTR Acquisition Corp., a Delaware corporation (“SPAC”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the BCA (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, SPAC, the Company, Comera Life Sciences Holdings, Inc., a Delaware corporation (“Holdco”), CLS Sub Merger 1 Corp., a Delaware corporation (“Company Merger Sub”), CLS Sub Merger 2 Corp., a Delaware corporation (“SPAC Merger Sub” and, together with Company Merger Sub, the “Merger Subs”), are entering into a Business Combination Agreement (the “BCA”), dated as of the date hereof, pursuant to which, among other things, (a) Company Merger Sub will merge with and into the Company (the “Company Merger”), with the Company surviving the Company Merger as a direct wholly owned subsidiary of Holdco, (b) immediately following the Company Merger, SPAC Merger Sub will merge with and into SPAC (the “SPAC Merger” and, together with the Company Merger, the “Mergers”), with SPAC surviving the SPAC Merger as a direct wholly owned subsidiary of Holdco;

WHEREAS, as of the date hereof, Sponsor owns beneficially and of record 2,611,838 shares of SPAC Class B Common Stock, par value $0.0001 per share (“Sponsor SPAC Shares”); and

WHEREAS, in order to induce SPAC and the Company to enter into the BCA, each of Sponsor, SPAC and the Company desires to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Voting Obligations. Until the earlier of (a) the Closing or (b) termination of the BCA in accordance with Article IX thereof, Sponsor agrees that, at the SPAC Stockholders’ Meeting and in connection with any written consent of the stockholders of SPAC, Sponsor shall vote (or duly and promptly execute and deliver an action by written consent), or cause to be voted at such meeting (or cause such consent to be duly and promptly executed and delivered with respect to), all of the Sponsor SPAC Shares (i) in favor of the approval and adoption of the BCA, the Transactions and any other proposal submitted for approval by the stockholders of SPAC in connection with the Transactions, including the Extension Proposal (if applicable), and (ii) against any action, agreement, transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of SPAC under the BCA or that would reasonably be expected to delay the consummation of the Transactions, increase the likelihood of the failure of the consummation of the Transactions or result in the failure of the Transactions from being consummated. This Section 1 shall be void and of no force and effect if the BCA shall be terminated in accordance with its terms or the Closing shall not occur for any reason.

2. Waiver of Redemption Rights. Sponsor agrees not to (a) demand that SPAC redeem the Sponsor SPAC Shares in connection with the Transactions or (b) otherwise participate in any such redemption by tendering or submitting any of the Sponsor SPAC Shares for redemption. This Section 2 shall be void and of no force and effect if the BCA shall be terminated in accordance with its terms or the Closing shall not occur for any reason.

3. Waiver of Anti-Dilution Rights. Sponsor hereby waives the provisions of Section 4.3(b)(ii) of the SPAC Certificate of Incorporation relating to the adjustment of the Initial Conversion Ratio (as defined in the SPAC Certificate of Incorporation) in connection with the Transactions. This Section 3 shall be void and of no force and effect if the BCA shall be terminated in accordance with its terms or the Closing shall not occur for any reason.

4. Working Capital Loans. As contemplated by the SPAC Warrant Agreement and the prospectus filed in connection with SPAC’s initial public offering, Sponsor may (but shall not be required to) make working capital loans to SPAC in the aggregate amount of up to $2,500,000, which shall be convertible, at the option of Sponsor, into SPAC Warrants at a price of $1.00 per SPAC Warrant.

5. Representations and Warranties. Sponsor represents and warrants to the Company and SPAC as follows:

(a) The execution, delivery and performance by Sponsor of this Agreement and the consummation by Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law applicable to Sponsor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person, (iii) result in the creation of any encumbrance on any SPAC Common Stock (other than under this Agreement, the BCA and the agreements contemplated by the BCA) or (iv) if applicable, conflict with or result in a breach of or constitute a default under any provision of Sponsor’s certificate of formation and limited liability company agreement, as amended, modified or supplemented from time to time. For purposes of this Agreement, “person” shall have the meaning ascribed to such term in the BCA.

(b) As of the date of this Agreement, Sponsor (i) owns exclusively of record and has good and valid title 2,611,838 shares of SPAC Class B Common Stock free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (A) this Agreement, (B) applicable securities Laws, and (C) the SPAC Organizational Documents, and (ii) has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver such shares of SPAC Class B Common Stock, and Sponsor does not own, directly or indirectly, any other SPAC Common Stock.

(c) Sponsor has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by Sponsor.

6. Termination. This Agreement and the obligations of Sponsor under this Agreement shall automatically terminate upon the earliest of: (a) the last date on which a party hereto has any obligations hereunder in accordance with the terms hereof; (b) the termination of the BCA in accordance with its terms; and (c) the mutual written agreement of the parties hereto. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for fraud or willful material breach of this Agreement occurring prior to its termination.

7. Miscellaneous.

(a) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or email addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 7(a)):

If to Sponsor or, prior to the Closing, SPAC, to:

OTR Acquisition Corp.

1395 Brickell Avenue, Suite 800

Miami, FL 33131

Attention: Nicholas Singer

Email: [●]

with a copy to:

Greenberg Traurig, P.A.

333 SE 2nd Avenue, Suite 4400

Miami, Florida 33131

Attention:    Alan I. Annex, Esq.

    Kenneth A. Gerasimovich, Esq.

    Daniella G. Silberstein, Esq.

Email:         [●]

If to the Company or, following the Closing, SPAC, to:

Comera Life Sciences, Inc.

12 Gill Street, Suite 4650

Woburn, MA 01801

Attention: Jeff Hackman

Email: [●]

with a copy to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Mitchell S. Nussbaum, Esq.

Email: [●]

(b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(c) (i) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the Preamble; (iii) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (iv) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (v) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (vi) references herein to any gender (including the neuter gender) includes each other gender;

(vii) the word “or” shall not be exclusive; (viii) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; and (ix) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(d) This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(e) This Agreement (together with the BCA, to the extent referred to in this Agreement) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior written consent of the other parties hereto.

(f) This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and each of SPAC’s and Sponsor’s permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g) The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware, without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate, and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

(h) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of, under or in connection with this Agreement or the transactions contemplated hereby shall, to the fullest extent permitted by applicable Law, be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. To the fullest extent permitted by applicable Law, the parties hereto hereby (i) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement or the transactions contemplated hereby brought by any party hereto, and (ii) agree not to commence any Action relating thereto except in the courts described above in the State of Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in the State of Delaware as described herein. To the fullest extent permitted by applicable Law, each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. To the fullest extent permitted by applicable Law, each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (A) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (B) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(i) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(j) Without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(k) This Agreement shall not be effective or binding upon any party hereto until after such time as the BCA is executed and delivered by SPAC, Holdco, the Merger Subs and the Company.

(l) Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law, any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 7(l).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OTR ACQUISITION SPONSOR LLC

By	/s/ Nicholas J. Singer
Name:	Nicholas J. Singer
Title:	Managing Member

OTR ACQUISITION CORP.

By	/s/ Nicholas J. Singer
Name:	Nicholas J. Singer
Title:	Chief Executive Officer

Signature Page to Sponsor Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMERA LIFE SCIENCES, INC.

By	/s/ Jeffrey Hackman
Name:	Jeffrey Hackman
Title:	Chief Executive Officer

Signature Page to Sponsor Support Agreement